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                                                 EXHIBIT 16.1

                     [LETTERHEAD]

September 8, 1998


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 11(i) of Form S-1 dated September 8, 1998 of Future Media Productions, Inc. and are in agreement with the statements contained in the third paragraph on page 52 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                              /s/ Brown, Leifer, Slatkin + Berns LLP